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                                                                    Exhibit 99.2



                                  COMMON STOCK

                               MEDIA METRIX, INC.
       PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

  SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, SEPTEMBER 20, 2000



   The undersigned hereby appoints Tod Johnson and Thomas A. Lynch, or either of them, each with full power of substitution, as proxies, to vote all shares of the Common Stock of Media Metrix, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 29th Floor, New York, New York 10004 on Wednesday, September 20, 2000 at 9:00 A.M., local time, and at any adjournments thereof.



   ALL SHARES OF COMMON STOCK WILL BE VOTED ON THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY
STATEMENT/PROSPECTUS AS DIRECTED ON THIS CARD. IF NO DIRECTION IS SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF PROPOSALS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.



   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, AND 4.



PROPOSAL NO. 1: Approval of a proposal to amend the certificate of incorporation of Media Metrix to change the name of Media Metrix to Jupiter Media Metrix, Inc., and to increase the authorized number of shares of Media Metrix common stock from 60,000,000 to 150,000,000 shares.



             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN



PROPOSAL NO. 2: Approval of the proposed issuance of shares of Media Metrix common stock in the merger of MMX Acquisition Corp., a wholly owned subsidiary of Media Metrix, with and into Jupiter Communications, Inc. in accordance with the Agreement and Plan of Merger, dated as of June 26, 2000, among Media Metrix, MMX Acquisition Corp. and Jupiter, as amended.



             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN



PROPOSAL NO. 3: Approval of an amendment to the Media Metrix 2000 Equity Incentive Plan to increase the maximum number of shares of Media Metrix common stock available for issuance in calendar year 2000 under the plan from 2,000,000 to 4,000,000, to increase the maximum amount of the annual increase in shares available for issuance under the plan from the lesser of 1,000,000 shares or 4% of the outstanding shares to the lesser of 2,000,000 shares or 4% of the outstanding shares, and to increase the maximum number of shares available for issuance during the term of the plan from 6,000,000 to 12,000,000.



             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


                    (continued and to be signed on reverse)
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PROPOSAL 4: Approval of an amendment to the Media Metrix 2000 Employee Stock
Purchase Plan to increase the maximum number of shares of Media Metrix common stock available for issuance under the plan from 100,000 to 2,000,000.



             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


   PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


   PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                                           DATE
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                                                         SIGNATURE

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                                                SIGNATURE (IF JOINTLY HELD)


   THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF


   STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS FURNISHED THEREWITH.